                                                             EXHIBIT NO. 10.45

   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                                               EXECUTION VERSION

                                  CONFIDENTIAL



               MEDNOSTICS(TM) COLLABORATION AND LICENSE AGREEMENT

                                     between

                        GENAISSANCE PHARMACEUTICALS, INC.

                                       and

                                  BIOGEN, INC.

                          dated as of January 31, 2002

                                  CONFIDENTIAL

                                TABLE OF CONTENTS


                                                                                                               PAGE

INTRODUCTION......................................................................................................1


ARTICLE I  DEFINITIONS............................................................................................1

   1.1.        "Affiliate"........................................................................................1
   1.2.        "[**]".............................................................................................2
   1.3.        "[**] Diagnostic Product"..........................................................................2
   1.4.        "BLA"..............................................................................................2
   1.5.        "Biogen Know-How"..................................................................................2
   1.6.        "Biogen Patent Rights".............................................................................2
   1.7.        "Calendar Quarter".................................................................................2
   1.8.        "Clinical Phenotype"...............................................................................2
   1.9.        "Collaboration"....................................................................................2
   1.10.       "Collaboration Period".............................................................................2
   1.11.       "Collaboration Plan"...............................................................................2
   1.12.       "Confidential Information".........................................................................2
   1.13.       "Control" or "Controlled"..........................................................................3
   1.14.       "FDA"..............................................................................................3
   1.15.       "FDA-Approved Device"..............................................................................3
   1.16.       "First Commercial Use".............................................................................3
   1.17.       "Genaissance Know-How".............................................................................3
   1.18.       "Genaissance Patent Rights"........................................................................3
   1.19.       "Gene".............................................................................................3
   1.20.       "HAP(TM) Marker"...................................................................................4
   1.21.       "HAP(TM) Marker Association".......................................................................4
   1.22.       "HAP(TM) Marker Association Patent Rights".........................................................4
   1.23.       "HAP(TM) Marker Patent Rights".....................................................................4
   1.24.       "Home-Brew Test"...................................................................................4
   1.25.       "Improvement(s)"...................................................................................4
   1.26.       "Indication".......................................................................................4
   1.27.       "Isogene"..........................................................................................4
   1.28.       "Know-How".........................................................................................4
   1.29.       "Locus"............................................................................................4
   1.30.       "[**] Biogen Product"..............................................................................4
   1.31.       "Party"............................................................................................4
   1.32.       "Patent Rights"....................................................................................5
   1.33.       "Phase I Plan".....................................................................................5
   1.34.       "Phase I Research Trial"...........................................................................5
   1.35.       "Phase I Research Trial Term"......................................................................5


                                       i
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                                  CONFIDENTIAL

   1.36.       "Phase II Plan"....................................................................................5
   1.37.       "Phase II Validation Trial"........................................................................5
   1.38.       "Phase II Validation Trial Term"...................................................................5
   1.39.       "Polymorphism".....................................................................................5
   1.40.       "Program Manager"..................................................................................5
   1.41.       "[**] Clinical Phenotypes".........................................................................5
   1.42.       "Surrogate Marker".................................................................................5
   1.43.       "Territory"........................................................................................6
   1.44.       "Third Party"......................................................................................6
   1.45.       "Third Party Diagnostics Partner"..................................................................6
   1.46.       "Valid Claim"......................................................................................6
   1.47.       Additional Definitions.............................................................................6

ARTICLE II  COLLABORATION.........................................................................................7

   2.1.        Phase I Research Trial Management and Responsibilities.............................................7
   2.2.        Phase II Validation Trial Management and Responsibilities..........................................9
   2.3.        Steering Committee................................................................................10
   2.4.        Program Managers..................................................................................12
   2.5.        Informed Consent..................................................................................12
   2.6.        Regulatory Cooperation............................................................................12

ARTICLE III  COMMERCIALIZATION...................................................................................12

   3.1.        Commercialization of [**] Diagnostic Products.....................................................12
   3.2.        Product Labeling..................................................................................13

ARTICLE IV  GRANTS OF RIGHTS.....................................................................................13

   4.1.        Grant of Rights...................................................................................13
   4.2.        Section 365(n) of the Bankruptcy Code.............................................................14

ARTICLE V  PAYMENTS..............................................................................................14

   5.1.        Phase I Research Trial Fees.......................................................................14
   5.2.        Phase II Validation Trial Fees....................................................................15
   5.3.        Milestone Payments................................................................................15
   5.4.        Test Fees for [**] Diagnostic Products............................................................16
   5.5.        Payment Provisions................................................................................18
   5.6.        Withholding Taxes.................................................................................19
   5.7.        Currency Exchange.................................................................................19
   5.8.        Interest on Late Payments.........................................................................19
   5.9.        Manner of Payment.................................................................................19

ARTICLE VI  INTELLECTUAL PROPERTY................................................................................19


                                       ii
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                                  CONFIDENTIAL


   6.1.        Ownership of Inventions...........................................................................19
   6.2.        Prosecution and Maintenance of Patent Rights......................................................20
   6.3.        Third Party Infringement..........................................................................22
   6.4.        Claimed Infringement..............................................................................25
   6.5.        Patent Marking....................................................................................25

ARTICLE VII  CONFIDENTIALITY.....................................................................................25

   7.1.        Nondisclosure and Non-Use Obligations.............................................................25
   7.2.        Injunctive Relief.................................................................................26
   7.3.        Publication.......................................................................................26

ARTICLE VIII  REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY............................................27

   8.1.        Representations and Warranties of Genaissance.....................................................27
   8.2.        Representations and Warranties of Biogen..........................................................28
   8.3.        Transamerica Loan.................................................................................29
   8.4.        Warranty Disclaimer...............................................................................29
   8.5.        Disclaimer of Consequential Damages...............................................................29

ARTICLE IX  INDEMNITY............................................................................................30

   9.1.        Biogen Indemnity Obligations......................................................................30
   9.2.        Genaissance Indemnity Obligations.................................................................30
   9.3.        Limitation on Indemnity Obligations...............................................................30
   9.4.        Procedure.........................................................................................30

ARTICLE X  TERM AND TERMINATION..................................................................................31

   10.1.       Term of Agreement.................................................................................31
   10.2.       Termination.......................................................................................31
   10.3.       Effect of Termination.............................................................................31
   10.4.       Surviving Provisions..............................................................................32

ARTICLE XI  MISCELLANEOUS........................................................................................32

   11.1.       Force Majeure.....................................................................................32
   11.2.       Assignment........................................................................................33
   11.3.       Severability......................................................................................33
   11.4.       Notices...........................................................................................33
   11.5.       Applicable Law....................................................................................34
   11.6.       Dispute Resolution................................................................................34
   11.7.       Entire Agreement..................................................................................34
   11.8.       Publicity.........................................................................................34
   11.9.       Headings..........................................................................................35
   11.10.      No Partnership; Independent Contractors...........................................................35


                                      iii
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                                  CONFIDENTIAL


   11.11.      Exports...........................................................................................35
   11.12.      Waiver............................................................................................35
   11.13.      Counterparts......................................................................................36
   11.14.      No Strict Construction............................................................................37



Exhibits

Exhibit A         [**]
Exhibit B         Gene Criteria
Exhibit C         Phase I Plan
Exhibit D         [**] Clinical Phenotypes
Exhibit E         Phase I Research Trial Correlation Definition
Exhibit F         Molecular Pathway
Exhibit G         [**]
Exhibit H         Press Release


                                       iv
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                                  CONFIDENTIAL


             MEDNOSTICS(TM) COLLABORATION AND LICENSE AGREEMENT

         THIS MEDNOSTICS(TM) COLLABORATION AND LICENSE AGREEMENT (this "Agreement") is dated as of January 31, 2002 (the "Effective Date") and is made by and between BIOGEN, INC., a Massachusetts corporation having its principal place of business at 14 Cambridge Center, Cambridge, Massachusetts 02142 ("Biogen") and GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at Five Science Park, New Haven, Connecticut 06511 ("Genaissance").

                                  INTRODUCTION

         1. Genaissance has expertise in discovering markers of genetic variation and correlating such markers with drug response and in conducting clinical genetics studies.

         2. Biogen is currently developing [**] for a biologic called [**] for the treatment of [**].

         3. Biogen wishes to collaborate with Genaissance on a study of the pharmacogenetic basis of variability in response to [**], and to obtain access to certain pharmacogenetic findings of such research for potential use in connection with marketing [**].

         4. Genaissance is willing to grant Biogen such access and to collaborate with Biogen in analyzing the results of such research, upon the terms and conditions set forth in this Agreement.

         5. Biogen is interested in obtaining, and Genaissance is willing to grant to Biogen, certain licenses to use certain markers to develop diagnostic tests for use in connection with marketing [**] in accordance with the terms of this Agreement.

         6. Biogen and Genaissance are also interested in whether the research undertaken pursuant to this Agreement could lead to further pharmacogenetic research with respect to use of [**] for new therapeutic indications.

         NOW THEREFORE, Biogen and Genaissance agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article I shall have the meanings specified below:

         1.1. "AFFILIATE". Affiliate means any corporation or other entity which directly or indirectly controls, is controlled by or is under common control with a Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the outstanding voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the

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                                  CONFIDENTIAL


power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity. Any such other relationship as in fact results in actual control over the management, business and affairs of a corporation or other entity shall also be deemed to constitute control.

         1.2. [**] means [**] as more fully described in EXHIBIT A to this Agreement.

         1.3. "[**] DIAGNOSTIC PRODUCT". [**] Diagnostic Product means any product or service that (a) is intended for use in the prognosis of an individual's response to [**] as the basis for prescribing [**] and (b) detects directly or indirectly (i) one or more HAP(TM) Markers referenced in a HAP(TM) Marker Association licensed by Genaissance to Biogen or (ii) one or more Surrogate Markers of such HAP(TM) Marker(s) referenced in subsection 1.3 (b)(i).

         1.4. "BLA". BLA means (a) (i) a Biologics License Application or New Drug Application submitted to the FDA or any successor application or procedure and (ii) any foreign equivalent of a Biologics License Application or New Drug Application, and (b) all supplements and amendments, including supplemental Biologics License Applications or New Drug Applications (and any foreign equivalents), that may be filed with respect to the foregoing.

         1.5. "BIOGEN KNOW-HOW". Biogen Know-How means Know-How Controlled by Biogen that relates to [**].

         1.6. "BIOGEN PATENT RIGHTS". Biogen Patent Rights means Patent Rights Controlled by Biogen that claim the making, using or selling of [**].

         1.7. "CALENDAR QUARTER". Calendar Quarter means each successive period of three (3) months beginning on the first day of January, April, July and October.

         1.8. "CLINICAL PHENOTYPE". Clinical Phenotype means [**] in the treatment of any disease or condition.

         1.9. "COLLABORATION". Collaboration means those activities to be undertaken by the Parties under the Phase I Research Trial and Phase II Validation Trial.

         1.10. "COLLABORATION PERIOD". Collaboration Period means the period of time beginning with the Effective Date until the later of (a) the end of the Phase I Research Trial Term, or (b) the end of the Phase II Validation Trial Term, if any, in each case unless earlier terminated as provided in Article X.

         1.11. "COLLABORATION PLAN". Collaboration Plan means the Phase I Plan and the Phase II Plan, if any.

         1.12. "CONFIDENTIAL INFORMATION". Confidential Information means (a) any information, inventions, copyrights, trade secrets, data or materials, whether patentable or not, received by a Party from the other Party in connection with the performance of this Agreement (and which, in

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                                  CONFIDENTIAL

the case of Biogen as recipient, shall include, without limitation, Genaissance Know-How, and the results of the Phase I Research Trial and the Phase II Validation Trial (excluding any information described in clause (c) below), and which, in the case of Genaissance as recipient, shall include, without limitation, Biogen Know-How and any information and data relating to Biogen's research and development efforts and any research, testing, clinical, regulatory, marketing or other scientific or business information, plans or data pertaining to any product of Biogen), (b) all information and data not described in clause (a) but supplied by either Party in connection with this Agreement, and (c) notwithstanding the foregoing, all HAP(TM) Marker Associations shall be considered Biogen Confidential Information.

         1.13. "CONTROL" OR "CONTROLLED". Control or Controlled means with respect to any compound, biomaterial, information or intellectual property right, that the applicable Party, in whole or in part, owns or has a license to such compound, biomaterial, information or intellectual property right and, if applicable, has the ability to grant access, covenant against suit, or a license (or a sublicense) without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required to grant such access, covenant, license or sublicense.

         1.14. "FDA". FDA means the United States Food and Drug Administration or any successor agency with responsibilities comparable to those of the United States Food and Drug Administration.

         1.15. "FDA-APPROVED DEVICE". FDA-Approved Device means an [**] Diagnostic Product that has (a) received market clearance under the 510(k) premarket notification process of the FDA, (b) received premarket approval from the FDA, or (c) been approved for marketing by a regulatory authority or agency of a country other than the United States with responsibilities comparable to those of the FDA.

         1.16. "FIRST COMMERCIAL USE". First Commercial Use shall mean, on a country-by-country basis, the first use or consumption for the benefit of the general public of an [**] Diagnostic Product in a country. Use related [**] or similar use shall not be considered or constitute a First Commercial Use.

         1.17. "GENAISSANCE KNOW-HOW". Genaissance Know-How means Know-How Controlled by Genaissance that is either developed in the course of the Collaboration or is necessary for the performance of the Collaboration as reasonably determined by Genaissance.

         1.18. "GENAISSANCE PATENT RIGHTS". Genaissance Patent Rights means Patent Rights Controlled by Genaissance that claim Genaissance Know-How, including without limitation, the HAP(TM) Marker Patent Rights and HAP(TM) Marker Association Patent Rights.

         1.19. "GENE". Gene means a nucleic acid sequence (including allelic variations thereof) that (a) encodes a designated protein, and (b) satisfies the criteria set forth in EXHIBIT B attached hereto.

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                                  CONFIDENTIAL


         1.20. "HAP(TM) MARKER". HAP(TM) Marker means any Polymorphism or any ordered combination of two or more Polymorphisms present at a Locus on a single chromosome in a Gene selected for the Phase I Research Trial.

         1.21. "HAP(TM) Marker Association". HAP(TM) Marker Association means a statistically significant (i.e. p = or < 0.05) correlation between a Clinical Phenotype and a specific HAP(TM) Marker or a specific combination of HAP(TM) Markers.

         1.22. "HAP(TM) MARKER ASSOCIATION PATENT RIGHTS". HAP(TM) Marker Association Patent Rights means Patent Rights that claim a HAP(TM) Marker Association discovered during the Collaboration Period or the use thereof.

         1.23. "HAP(TM) MARKER PATENT RIGHTS". HAP(TM) Marker Patent Rights means Patent Rights that claim a HAP(TM) Marker or the use thereof.

         1.24. "HOME-BREW TEST". Home-Brew Test means an [**] Diagnostic Product that (a) is sold or licensed solely to laboratories that are certified under the Clinical Laboratory Improvement Amendments of 1988, as subsequently amended, and implementing regulations, and (b) has not been approved by applicable regulatory authorities.

         1.25. "IMPROVEMENT(S)". Improvement(s) means any modifications (including mutants, derivatives and mimetics) of [**] that are Controlled by Biogen.

         1.26. "INDICATION". Indication means a disease or condition for which [**] is approved for use by the FDA or a regulatory authority or agency of a country other than the United States with responsibilities comparable to those of the FDA. For purposes hereof, [**] shall be [**] the FDA or other regulatory authority or agency.

         1.27. "ISOGENE". Isogene means an allelic variant of a Gene that is defined by a HAP(TM) Marker.

         1.28. "KNOW-HOW". Know-How means any information, inventions, copyrights, trade secrets, regulatory submissions, data or materials, whether patentable or not, including, without limitation, biological materials (such as cell lines, DNA, DNA fragments, RNA, RNA fragments, organisms, proteins, polypeptides, plasmids, vectors, fragments of such proteins, polypeptides, plasmids and vectors, and derivatives, progeny and variants of all of the foregoing) and intellectual property of any kind, other than Patent Rights.

         1.29. "LOCUS". Locus means a location on a chromosome corresponding to a Gene or a physical or phenotypic feature.

         1.30. "[**] BIOGEN PRODUCT". [**] Biogen Product means any biologic or drug product other than [**] that is Controlled by Biogen.

         1.31. "PARTY". Party means Biogen or Genaissance; "PARTIES" means Biogen and Genaissance.

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                                  CONFIDENTIAL

         1.32. "PATENT RIGHTS". Patent Rights means (a) any United States or foreign patent application, (b) any United States patent or foreign patent issuing from such patent application and (c) any continuation, continuation-in-part (to the extent the claims in such continuation-in-part-application are directed to subject matter specifically described in such prior patent application), divisional, reissue, re-examination, renewal, substitution, addition, extension, supplementary protection certificate or foreign counterpart thereof of any of the foregoing.

         1.33. "PHASE I PLAN". Phase I Plan means the plan for the Phase I Research Trial set forth on EXHIBIT C to this Agreement, as such plan may be modified from time to time pursuant to Section 2.1.2, which sets forth the genetic, clinical and statistical parameters for the Phase I Research Trial.

         1.34. "PHASE I RESEARCH TRIAL". Phase I Research Trial means the study to be undertaken by Genaissance pursuant to Section 2.1 to discover HAP(TM) Marker Association(s) for [**] Clinical Phenotypes.

         1.35. "PHASE I RESEARCH TRIAL TERM". Phase I Research Trial Term means the period commencing on the Effective Date and ending on the earlier of (a) [**]following the delivery of the Phase I Research Trial Report in accordance with Section 2.1.3(e) or (b) the termination of this Agreement pursuant to Article X.

         1.36. "PHASE II PLAN". Phase II Plan means the plan for the Phase II Validation Trial to be developed by the Parties pursuant to Section 2.2.3.

         1.37. "PHASE II VALIDATION TRIAL". Phase II Validation Trial means the study to be undertaken by Genaissance pursuant to Section 2.2.

         1.38. "PHASE II VALIDATION TRIAL TERM". Phase II Validation Trial Term means the period commencing upon the delivery by Biogen of the notice of its intent to proceed with the Phase II Validation Trial pursuant to Section 2.2.1 and ending on the earlier of (a) the delivery of the Phase II Validation Trial Report in accordance with Section 2.2.4(d) or (b) the termination of this Agreement pursuant to Article X.

         1.39. "POLYMORPHISM". Polymorphism means any alternative sequence found at a given position in a chromosome within a population including, but not limited to: (a) single nucleotide polymorphisms; (b) insertions and deletions of one or more nucleotides; (c) repeats of one or more nucleotides; and (d) restriction fragment length polymorphisms.

         1.40. "PROGRAM MANAGER". Program Manager means the research scientist appointed by a Party to serve as such Party's principal coordinator and liaison for the Collaboration.

         1.41. "[**] CLINICAL PHENOTYPES" . [**] Clinical Phenotypes means Clinical Phenotypes of [**] to [**] in the treatment of [**] that are defined in EXHIBIT D.

         1.42. "SURROGATE MARKER". Surrogate Marker means any biomolecule (including but not limited to Polymorphisms, proteins, sugars, and lipids) or chemical compound (including but not

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                                  CONFIDENTIAL

limited to drugs and metabolites thereof), where the absence, presence, or quantity of such biomolecule or chemical compound in an individual is measurable and correlated to a statistically robust degree with the presence of one or more HAP(TM) Markers referenced in a HAP(TM) Marker Association.

         1.43. "TERRITORY". Territory means all countries of the world.

         1.44. "THIRD PARTY". Third Party means any entity other than the Parties or their respective Affiliates.

         1.45. "THIRD PARTY DIAGNOSTICS PARTNER". Third Party Diagnostics Partner means any Third Party that enters into an agreement with Biogen for the grant to such Third Party of rights for the development and/or commercialization of an [**] Diagnostics Product, including sublicensees of Biogen under HAP(TM) Marker Patent Rights or HAP(TM) Marker Association Patent Rights.

         1.46. "VALID CLAIM". Valid Claim means either (a) a claim of a pending patent application which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said patent application or (b) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal. Notwithstanding the foregoing, if a claim of a patent application has not issued as a claim of an issued patent within the Patent Rights within seven (7) years after the filing date from which such claim takes priority, such pending claim shall cease to be a Valid Claim for purposes of this Agreement unless and until such claim becomes an issued claim of an issued patent within the Patent Rights.

         1.47. ADDITIONAL DEFINITIONS. Each of the following definitions is set forth in the Section of this Agreement indicated below:

------------------------------------------------------------------------------
DEFINED TERM                                      SECTION
------------------------------------------------------------------------------
Agreement                                         Preamble
------------------------------------------------------------------------------
[**] Net Sales                                    5.4.2
------------------------------------------------------------------------------
Average Selling Price                             5.4.3
------------------------------------------------------------------------------
Biogen                                            Preamble
------------------------------------------------------------------------------
Biogen Inventions                                 6.1.2
------------------------------------------------------------------------------
Breaching Party                                   10.2.2
------------------------------------------------------------------------------
Commercially reasonable efforts                   2.6
------------------------------------------------------------------------------
Deemed Test Fee Sales Base                        5.4.3
------------------------------------------------------------------------------
Effective Date                                    Preamble
------------------------------------------------------------------------------
Exons                                             Exhibit B
------------------------------------------------------------------------------
Exon/Intron Junction                              Exhibit B
------------------------------------------------------------------------------
Genaissance Inventions                            6.1.1
------------------------------------------------------------------------------
Genaissance                                       Preamble
------------------------------------------------------------------------------
Indemnitee                                        9.4
------------------------------------------------------------------------------



                                       6
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                                  CONFIDENTIAL

------------------------------------------------------------------------------
Indemnitor                                        9.4
------------------------------------------------------------------------------
Index Repository                                  Exhibit B
------------------------------------------------------------------------------
Initial Installment                               5.2.2(a)(ii)
------------------------------------------------------------------------------
Introns                                           Exhibit B
------------------------------------------------------------------------------
Invalidity Claim                                  6.3.6
------------------------------------------------------------------------------
Joint Inventions                                  6.1.3
------------------------------------------------------------------------------
Loan and Security Agreement                       8.3
------------------------------------------------------------------------------
Messenger RNA                                     Exhibit B
------------------------------------------------------------------------------
Off Label Uses                                    5.4.4
------------------------------------------------------------------------------
Non-Breaching Party                               10.2.2
------------------------------------------------------------------------------
Non-Required Diagnostic                           5.4.1
------------------------------------------------------------------------------
Party Representatives                             11.6
------------------------------------------------------------------------------
Patent Prosecution                                6.2
------------------------------------------------------------------------------
Phase I Research Trial Report                     2.1.3(e)
------------------------------------------------------------------------------
Phase II Patient                                  5.2.2(a)
------------------------------------------------------------------------------
Phase II Validation Trial Report                  2.2.4(d)
------------------------------------------------------------------------------
Promoter                                          Exhibit B
------------------------------------------------------------------------------
Related Third Party Payments                      5.4.8
------------------------------------------------------------------------------
Required Diagnostic                               5.4.2
------------------------------------------------------------------------------
SEC                                               11.8.1
------------------------------------------------------------------------------
SNPs                                              Exhibit B
------------------------------------------------------------------------------
Steering Committee                                2.3.1
------------------------------------------------------------------------------
Test Ratio                                        5.4.4
------------------------------------------------------------------------------
Third Party Claim                                 6.4
------------------------------------------------------------------------------
Three-Prime Untranslated Region                   Exhibit B
------------------------------------------------------------------------------
Transamerica                                      8.3
------------------------------------------------------------------------------
Transamerica Note                                 8.3
------------------------------------------------------------------------------


                                   ARTICLE II

                                  COLLABORATION

         2.1. Phase I Research Trial Management and Responsibilities.

              2.1.1 PHASE I OBJECTIVES. The objective of the Phase I Research Trial is for Genaissance to [**] Genes selected by Biogen in accordance with
Section 2.1.3(c) and [**] patient samples to establish HAP(TM) Marker Associations for [**] Clinical Phenotypes as defined in EXHIBIT D. The statistically robust criteria required for such HAP(TM) Marker Associations for purposes of the Phase I Plan is set forth in EXHIBIT E.

              2.1.2 PHASE I PLAN. The Parties shall undertake the Phase I Research Trial in accordance with the Phase I Plan. The Program Managers shall review the Phase I Plan on at


                                       7
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                                  CONFIDENTIAL

least a monthly basis and submit any proposed updates or amendments to the Steering Committee (as hereinafter defined) for its approval, as well as proposed revised research goals. Any such updates or amendments or revised research goals shall not become effective until approved by the Steering Committee. The Steering Committee shall review and consider any such proposed updates or amendments or revised research goals on a reasonably expeditious basis.

              2.1.3 RESPONSIBILITIES.

                    (a) GENERAL. Each Party agrees to use commercially reasonable efforts to (i) undertake the responsibilities assigned to such Party in the Phase I Plan, including, but not limited to, the dedication of laboratory facilities, equipment and personnel appropriate to such efforts; (ii) perform its obligations hereunder in good faith in a scientific and commercially reasonable and workmanlike manner; (iii) as appropriate, make available to the other Party those resources set forth in the Phase I Plan; and (iv) carry out all work done in the course of the Phase I Research Trial in material compliance with all applicable federal, state or local laws, regulations and guidelines governing the conduct of such work.

                    (b) GENAISSANCE RESPONSIBILITIES. Genaissance shall use commercially reasonable efforts to perform those activities set forth in the Phase I Plan which are to be undertaken by Genaissance in connection with the Phase I Research Trial, including, but not limited to: (i) discovering HAP(TM) Markers and HAP(TM) Marker Associations for [**] Genes selected by Biogen in accordance with subsection (c) below; (ii) preparing, filing, prosecuting and maintaining HAP(TM) Marker Patent Rights and HAP(TM) Marker Association Patent Rights, as further provided in Article VI; (iii) providing such support as is reasonably required by Biogen in order for Biogen to perform its responsibilities under this Section 2.1.3; and (iv) preparing documentation necessary to the Collaboration.

                    (c) BIOGEN RESPONSIBILITIES. Biogen shall use commercially reasonable efforts to perform those activities set forth in the Phase I Plan which are to be undertaken by Biogen in connection with the Phase I Research Trial, including, but not limited to; (i) selecting [**] Genes for which Genaissance shall discover HAP(TM) Markers in accordance with the Phase I Plan;
(ii) supplying to Genaissance by the date set forth in the Phase I Plan (EXHIBIT
C) blood (or DNA) samples and related clinical data for [**] in accordance with the protocols established in the Phase I Plan and the informed consents required under Section 2.5; (iii) preparing, filing, prosecuting and maintaining HAP(TM) Marker Patent Rights and HAP(TM) Marker Association Patent Rights, as further provided in Article VI; (iv) providing such support as is reasonably required by Genaissance in order for Genaissance to perform its responsibilities under this
Section 2.1.3; and (v) preparing documentation necessary to the Collaboration.

                    (d) ADDITIONAL GENES. In the event that either (i) Genaissance deems it necessary to generate a more robust correlation, or (ii) Genaissance and Biogen mutually deem it necessary to generate a correlation sufficient to meet generally accepted scientific standards, Genaissance will [**] discover HAP(TM) Markers for [**] Genes [**] and measure such additional HAP(TM) Markers in patient samples.


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                    (e) PHASE I RESEARCH TRIAL REPORT. Genaissance shall prepare and deliver to Biogen a written summary report in a mutually-agreed format setting forth in reasonable detail Genaissance's findings with respect to its research regarding HAP(TM) Marker Associations in the Phase I Research Trial
(the "Phase I Research Trial Report"), which shall include all HAP(TM) Marker Associations for [**] Clinical Phenotypes that meet the statistical significance set forth in EXHIBIT E. At Biogen's request and at mutually-agreed times, Genaissance shall (i) meet with Biogen to discuss the Phase I Research Trial Report and its findings, and (ii) provide to Biogen access to statistical data and analyses generated by Genaissance in the Phase I Research Trial.

                    (f) PHASE I RESEARCH TRIAL EVALUATION. If Genaissance reasonably determines after complying with Sections 2.1.3(b) and 2.1.3(d) that it is unable to identify any HAP(TM) Marker Association for a [**] Clinical Phenotype, Genaissance shall provide written notice to Biogen of such determination and the Parties shall mutually determine in good faith a proper course of action.

         2.2. PHASE II VALIDATION TRIAL MANAGEMENT AND RESPONSIBILITIES.

              2.2.1 NOTICE. Within [**] days after the receipt by Biogen of the Phase I Research Trial Report, Biogen shall provide written notice to Genaissance if it intends to proceed with the Phase II Validation Trial. In the event that Biogen provides such notice to Genaissance within such [**] day period, the Parties agree to undertake the Phase II Validation Trial, subject to definition by the Steering Committee within [**] days after delivery of such notice of the detailed objectives for the Phase II Validation Trial.

              2.2.2 PHASE II OBJECTIVES. The objectives of the Phase II Validation Trial shall be to (a) validate the HAP(TM) Marker Associations discovered in the Phase I Research Trial, and (b) develop a Home-Brew Test. The Parties agree that the Phase II Validation Trial shall use an appropriate clinical trial planned and controlled by Biogen and that further details for each of these objectives, including but not limited to the statistically robust criteria for validation of the HAP(TM) Marker Associations discovered in the Phase I Research Trial, will be defined by the Steering Committee within the time period set forth in Section 2.2.1. Genaissance acknowledges that Biogen has the right to add adverse event data collected in the Phase II Validation Trial to the Biogen clinical safety database for [**].

              2.2.3 PHASE II PLAN. The Parties shall undertake the Phase II Validation Trial in accordance with the Phase II Plan. The Program Managers shall review the Phase II Plan on at least a monthly basis and submit any proposed updates or amendments to the Steering Committee for its review. Any such updates or amendments shall not become effective until approved by the Steering Committee. The Steering Committee shall review and consider any such proposed updates or amendments or revised research goals on a reasonably expeditious basis.

              2.2.4 RESPONSIBILITIES.


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                    (a) GENERAL. Each Party agrees to use commercially
reasonable efforts to (i) undertake the responsibilities assigned to such Party in the Phase II Plan, including, but not limited to, the dedication of laboratory facilities, equipment and personnel appropriate to such efforts; (ii) perform its obligations hereunder in good faith in a scientific and commercially reasonable and workmanlike manner; (iii) as appropriate, make available to the other Party those resources set forth in the Phase II Plan; and (iv) carry out all work done in the course of the Phase II Validation Trial in material compliance with all applicable federal, state or local laws, regulations and guidelines governing the conduct of such work.

                    (b) GENAISSANCE RESPONSIBILITIES. Genaissance shall use commercially reasonable efforts to perform those activities set forth in the Phase II Plan which are to be undertaken by Genaissance in connection with the Phase II Validation Trial, including, but not limited to: (i) validating the HAP(TM) Marker Associations; (ii) developing a Home-Brew Test; (iii) preparing, filing, prosecuting and maintaining HAP(TM) Marker Patent Rights and HAP(TM) Marker Association Patent Rights covering such Home-Brew Test, as further provided in Article VI; (iv) providing such support as is reasonably required by Biogen in order for Biogen to perform its responsibilities under this Section 2.2.4, and (v) providing documentation necessary to the Collaboration.

                    (c) BIOGEN RESPONSIBILITIES. Biogen shall use commercially reasonable efforts to perform those activities set forth in the Phase II Plan which are to be undertaken by Biogen in connection with the Phase II Validation Trial, including, but not limited to: (i) supplying to Genaissance blood (or
DNA) samples and related clinical data for a mutually determined number of patients (not to exceed [**] patients) in accordance with the protocols established in the Phase II Plan and the informed consents required under
Section 2.5; (ii) preparing, filing, prosecuting and maintaining HAP(TM) Marker Patent Rights and HAP(TM) Marker Association Patent Rights covering such Home-Brew Test, as further provided in Article VI; (iii) providing such support as is reasonably required by Genaissance in order for Genaissance to perform its responsibilities under this Section 2.2.4; and (iv) preparing documentation necessary to the Collaboration.

                    (d) PHASE II VALIDATION TRIAL REPORT. Genaissance shall prepare and deliver to Biogen a written summary report in a mutually-agreed format setting forth Genaissance's findings with respect to validation of HAP(TM) Marker Associations and the development of a Home-Brew Test (the "Phase II Validation Trial Report"), which will include (i) all HAP(TM) Marker Associations for [**] Clinical Phenotypes, and (ii) all significant steps taken and results achieved by Genaissance in its development of the Home-Brew Test. At Biogen's request and at mutually-agreed times, Genaissance shall (i) meet with Biogen to discuss the Phase II Validation Trial Report and its findings; and
(ii) provide to Biogen access to statistical data and analyses generated by Genaissance in the Phase II Validation Trial.

         2.3. STEERING COMMITTEE.

              2.3.1 FORMATION AND COMPOSITION. A joint committee comprised of three representatives of each of Biogen and Genaissance, one to be the Program Manager and at least


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                                  CONFIDENTIAL

one to be director level or above (the "Steering Committee") shall be appointed by the Parties within thirty (30) days after the Effective Date. The Steering Committee shall meet as needed, but not fewer than once each Calendar Quarter during the Collaboration Period. The Steering Committee shall, if requested by a Party, meet within thirty (30) days after the request of such Party to act upon any matter requiring action by the Steering Committee for approval. Meetings shall be at such times agreed to by Biogen and Genaissance and shall alternate between Genaissance's office in New Haven, Connecticut and Biogen's office in Cambridge, Massachusetts unless the Parties otherwise agree or shall be in such other form (e.g., telephone or video conference) as the members of the Steering Committee shall agree. Each Party shall bear any expenses of its representatives in connection with Steering Committee participation. The Steering Committee shall remain in operation during the Collaboration Period unless otherwise agreed by the Parties. A Party may change one or more of its representatives to the Steering Committee at any time upon written notice to the other Party. The Parties may mutually agree to change the number of representatives which comprises the Steering Committee. Either Party may permit additional employees and consultants to attend and participate (on a non-voting basis) in the Steering Committee meetings, subject to the confidentiality provisions of
Article VII.

              2.3.2 STEERING COMMITTEE FUNCTIONS AND POWERS. The Steering Committee shall be responsible for the overall supervision and management of the Collaboration. In particular, the Steering Committee shall:

                    (a) monitor and evaluate the status and progress of the Collaboration;

                    (b) approve any material modifications to the Collaboration Plan;

                    (c) define joint processes to manage the Collaboration and exchange data;

                    (d)  define the Home-Brew Test specifications pursuant to
                         Section 2.2.2;

                    (e) define the statistically robust criteria for HAP(TM) Marker Associations pursuant to Section 2.2.2; and

                    (f)  resolve operational disputes between the Parties.

                    2.3.3 DECISIONS OF THE STEERING COMMITTEE. All decisions of the Steering Committee shall be made by unanimous vote of the representatives of the Parties, with each Party's representatives collectively having one vote. If the Steering Committee is unable to reach agreement on any matter referred to it for resolution within thirty (30) days after the matter is referred to it, such matter shall be referred to the Party Representatives and shall thereafter be subject to Section 11.6.

                    2.3.4 MINUTES AND REPORTS. The Steering Committee shall be responsible for keeping accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Within ten (10) business days after each meeting, the Party which hosted the meeting shall provide the other Party with draft minutes of such meeting, including a


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summary of all actions taken at such meeting. Within thirty (30) days after each meeting, the co-chairs will sign final versions of the meeting minutes and such minutes shall thereafter be recognized as duly accepted by the Parties. All records of the Steering Committee shall be distributed to and available to both Parties.

         2.4. PROGRAM MANAGERS. Genaissance and Biogen shall each appoint a Program Manager prior to the Effective Date. Each Party shall have the right to designate a different Program Manager at any time. The Program Managers shall jointly oversee the conduct of the Phase I Research Trial and Phase II Validation Trial and shall be responsible for, among other things, recommending to the Steering Committee any updates and amendments to the Phase I Plan and Phase II Plan. The Program Managers shall confer with each other on a regular basis, and each shall keep the other reasonably and candidly informed of all developments in the course of the Collaboration.

         2.5. INFORMED CONSENT. Biogen will be responsible for obtaining all necessary consents with respect to blood (or DNA) samples and related clinical data to be supplied to Genaissance by Biogen for use in the Phase I Research Trial and Phase II Validation Trial.

         2.6. REGULATORY COOPERATION. Biogen and Genaissance may agree to disclose Confidential Information, including HAP(TM) Marker Associations, in filings for regulatory approval. Genaissance shall make commercially reasonable efforts to assist Biogen in the filing of Biogen's application for FDA and European Union approval of, or submission of premarket notification for, an [**] Diagnostic Product. For purposes of this Section 2.6, the term "commercially reasonable efforts" means providing Biogen with all documents and other materials necessary for such application or submission, and such other reasonable assistance as Biogen may request.

                                  ARTICLE III

                                COMMERCIALIZATION

         3.1. COMMERCIALIZATION OF [**] DIAGNOSTIC PRODUCTS.

              3.1.1 OVERVIEW. During the term of this Agreement and after the termination of this Agreement, [**] (a) whether or not any [**] Diagnostic Product shall be commercialized, (b) the manner in which any [**] Diagnostic Product shall be manufactured, marketed, promoted, sold and distributed, and (c) whether or not the commercialization of any [**] Diagnostic Product shall be terminated.

              3.1.2 HOME-BREW TEST. If Biogen elects to commercialize a Home-Brew Test, such test may be provided, at Biogen's election, either through Genaissance, a Third Party Diagnostics Partner, or both. If Biogen elects to commercialize the Home-Brew Test with Genaissance, the Parties shall enter into a separate commercialization agreement, the terms of which shall be reasonable and customary. If Biogen elects to commercialize the Home-Brew Test through Genaissance and [**] the Parties agree to cooperate reasonably in connection with


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the commercialization of any Home-Brew Test, and jointly support such commercialization efforts upon terms to be negotiated in good faith.

              3.1.3 FDA-APPROVED DEVICE. Biogen shall determine in its sole discretion whether to develop and commercialize an FDA-Approved Device. If Biogen decides to develop and commercialize an FDA-Approved Device, Biogen agrees to consult with Genaissance regarding potential Third Party Diagnostic Partners for any such commercialization. Notwithstanding the foregoing, Biogen shall select such Third Party Diagnostic Partner in its sole discretion, and shall enter into a commercialization agreement with such Third Party Diagnostic Partner that contains reasonable and customary terms.

         3.2. PRODUCT LABELING. In so far as is permitted by the relevant regulatory authorities, the Genaissance name and logo shall each be prominently and conspicuously displayed on the primary panel of any [**] Diagnostic Product packaging, in reasonable relation to the size of the Biogen name and logo. In so far as is permitted by the relevant regulatory authorities, all labeling, written and electronic materials associated with the [**] Diagnostic Product shall indicate that the [**] Diagnostic Product was developed with the use of Genaissance technology. Genaissance shall grant Biogen an appropriate trademark license for such purpose and either Genaissance or an Affiliate designated by Genaissance shall have the right to monitor the quality of such [**] Diagnostic Product in accordance with reasonable procedures to be agreed upon by the Parties.

                                   ARTICLE IV

                                GRANTS OF RIGHTS

         4.1. GRANT OF RIGHTS.

              4.1.1 COMMERCIALIZATION LICENSES. Subject to the terms and conditions of this Agreement, Genaissance hereby grants to Biogen an exclusive, fee-bearing license in the Territory, with the right to grant sublicenses only to the extent provided in Section 4.1.4, under Genaissance Know-How and Genaissance Patent Rights, to (a) use the HAP(TM) Marker Associations and the HAP(TM) Markers referenced in such HAP(TM) Marker Associations and (b) develop, make, have made, use, sell, have sold, offer to sell, import and have imported [**] Diagnostic Products, Isogenes defined by the HAP(TM) Markers referenced in such HAP(TM) Marker Associations, and any fragment or other nucleic acid composition sufficient to specifically identify any of these Isogenes, in each of case (a) and (b), solely for the purposes of (i) identifying HAP(TM) Marker Associations for Clinical Phenotypes including the [**] Clinical Phenotypes; and (ii) developing and commercializing [**] for the treatment of any disease.

              4.1.2 RESEARCH LICENSE. Subject to the terms and conditions of this Agreement, Genaissance hereby grants to Biogen a [**] license in the Territory, without the right to grant sublicenses, under Genaissance Know-How and Genaissance Patent Rights, to (a) use the HAP(TM) Marker Associations and the HAP(TM) Markers referenced in such HAPtm Marker Associations and (b) make and use [**] Diagnostic Products, Isogenes defined by the HAP(TM) Markers referenced in such HAP(TM) Marker Associations, and any fragment or other nucleic acid composition


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                                  CONFIDENTIAL

sufficient to specifically identify any of these Isogenes, in each case (a) and
(b), solely for internal research with respect to, and the development of, any biologic and/or drug other than [**]. The term of such license shall commence upon the end of the Phase I Research Trial Term [**].

              4.1.3 EXCLUSIVE COMMERCIALIZATION OPTION. Subject to the terms and conditions of this Agreement, Genaissance hereby grants to Biogen an [**] option to acquire an [**] license in the Territory, under Genaissance Know-How and Genaissance Patent Rights, to (a) use the HAP(TM) Marker Associations and/or the HAP(TM) Markers referenced in such HAP(TM) Marker Associations that (i) are referenced in HAP(TM) Marker Associations for [**] Clinical Phenotypes, and (ii) are in any [**], and (b) make and use Isogenes defined by the HAP(TM) Markers referenced in subpart (a) of this Section 4.1.3 and any fragment or other nucleic acid composition sufficient to specifically identify any of these Isogenes, in each case (a) and (b) solely for developing and commercializing [**] Biogen Products. Such option shall become operative upon the end of the Phase I Research Trial Term and shall remain in effect [**]. The terms of any such license shall be commercially reasonable and negotiated in good faith by the Parties.

              4.1.4 SUBLICENSES. Biogen shall have the right to grant sublicenses of the rights granted to Biogen pursuant to Section 4.1.1 solely for use in connection with the development and/or marketing of the applicable HAP(TM) Marker Association, HAP(TM) Marker, Isogene and/or [**] Diagnostic Product, PROVIDED, THAT each sublicensee shall execute a written agreement pursuant to which it assumes the applicable obligations of Biogen hereunder. Biogen shall provide a copy of any such sublicense agreement to Genaissance within [**] days after execution.

         4.2. SECTION 365(n) OF THE BANKRUPTCY CODE. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

                                   ARTICLE V

                                    PAYMENTS

         5.1. PHASE I RESEARCH TRIAL FEES.

              5.1.1 INITIAL FEE. Biogen shall pay to Genaissance within thirty [**] of the Effective Date a non-refundable fee of [**] Dollars (U.S.$[**]).

              5.1.2 PHASE I RESEARCH TRIAL REPORT FEE. Within [**] days after a delivery of the Phase I Research Trial Report that includes establishment of any HAP(TM) Marker Association


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                                  CONFIDENTIAL

for [**] Clinical Phenotypes using the statistically robust criteria defined in Exhibit E, Biogen shall pay to Genaissance a non-refundable milestone payment of [**] Dollars (U.S.$[**]).

         5.2. PHASE II VALIDATION TRIAL FEES.

              5.2.1 SET-UP FEE. Within [**] days after Biogen delivers to Genaissance notice of its intent to proceed with the Phase II Validation Trial pursuant to Section 2.2.1, Biogen shall pay to Genaissance a non-refundable set-up fee of [**] Dollars (U.S.$[**]) and, in the event the fee set forth in
5.1.2 was not paid, Biogen shall pay to Genaissance a non-refundable milestone payment of [**] Dollars (U.S.$[**]).

         5.2.2 [**] SERVICE FEE.

               (a) INITIAL INSTALLMENT. Biogen and Genaissance shall [**]. Upon delivery [**] to be provided [**]:

                   (i) [**] Dollars (U.S.$[**]) multiplied by

               (b) [**] percent ([**]%) [**] FINAL INSTALLMENT. Upon [**]. Upon delivery [**]:

                   (i) [**] Dollars (U.S.$[**]) [**] percent [**]% [**], as
determined in Section 5.2.2(a);

PROVIDED THAT [**], as [**], then [**], and PROVIDED FURTHER THAT [**] pursuant to this Section 5.2.2 [**] Dollars (U.S.$[**]).

              5.2.3 PHASE II VALIDATION TRIAL REPORT FEE. Within [**] days after delivery by Genaissance of a Phase II Validation Trial Report that includes validation of HAP(TM) Marker Associations for [**] Clinical Phenotypes using the statistically robust criteria determined pursuant to Section 2.2.2, Biogen shall pay to Genaissance a non-refundable milestone payment of [**] Dollars (U.S.$[**]).

         5.3. MILESTONE PAYMENTS.

              5.3.1 PAYMENT SCHEDULE. To the extent that Biogen elects to proceed with commercialization in accordance with Article III, Biogen shall make the following non-refundable milestone payments to Genaissance upon achievement of the following milestones:

                                                                                            PAYMENT DUE UPON
                                 MILESTONE                                             ACHIEVEMENT OF MILESTONE
                                 ---------                                             ------------------------
(a) [**] (whichever occurs first) of a BLA for [**] other than the                            [**] Dollars
     Indication set forth in EXHIBIT G, with a label [**]                                     (U.S.$[**])

(b) [**] (whichever occurs first) of [**] other than the Indication set                       [**] Dollars
     forth in EXHIBIT G, with a label [**]                                                    (U.S.$[**])

(c) [**] (whichever occurs first) of [**] for each different Indication                       [**] Dollars
                                                                                              (U.S.$[**])

                                  CONFIDENTIAL


              5.3.2 TIMING OF PAYMENTS. Each milestone payment shall be made by Biogen to Genaissance within [**] days after the achievement of the applicable milestone.

         5.4. TEST FEES FOR [**] DIAGNOSTIC PRODUCTS. Biogen shall pay to Genaissance, in the manner specified in Section 5.5, test fees determined as follows:

              5.4.1 NON-REQUIRED DIAGNOSTICS. If Biogen, its Affiliates and/or sublicensees commercialize [**] in connection with an [**] Diagnostic Product where [**] (a) [**] HAP(TM) Marker or Surrogate Marker [**], or (b) is [**] (a "Non-Required Diagnostic"), Biogen shall pay to Genaissance a test fee equal to [**] percent ([**]%) of the Deemed Test Fee Sales Base, as defined in Section 5.4.3.

              5.4.2 REQUIRED DIAGNOSTIC. If Biogen, its Affiliates and/or sublicensees commercialize [**] for [**] with [**] a HAP(TM) Marker referenced in a HAP(TM) Marker Association, or a Surrogate Marker thereof, (a "Required Diagnostic"), Biogen shall pay to Genaissance a test fee equal to [**] percent ([**]%) of the Deemed Test Fee Sales Base; PROVIDED THAT at no time shall the test fee exceed [**] percent ([**]%) of [**] Net Sales, as defined below, in the applicable Calendar Quarter. For purposes of this Section 5.4.2, the term" [**] Net Sales" means the gross revenue for Calendar Quarter invoiced by Biogen, its Affiliates and/or sublicensees from the sale of [**] in the applicable Indication, as the case may be, after deducting in each case the following actually-incurred amounts within such Calendar Quarter: (a) ordinary and customary credits or allowances granted upon returns, rejections or recalls; (b) shipping and insurance costs; (c) ordinary and customary quantity and other trade discounts, rebates, credits or allowances, including allowances for uncollectible amounts; (d) customs, duties, taxes and surcharges and other governmental charges incurred in connection with exportation or importation; and
(e) government mandated rebates and retroactive price reductions.

              5.4.3 DEEMED TEST FEE SALES BASE. For purposes of this Section 5.4, the term "Deemed Test Fee Sales Base" means the product of (a) the number of tests based upon [**] Diagnostic Products used in any Calendar Quarter in a country, and (b) the Average Selling Price. The term "Average Selling Price" means the invoice price charged by Biogen in such country for a standard course of [**], as the case may be. For example, if a Required Diagnostic is sold in the United States, where, during a Calendar Quarter, one thousand (1,000) tests are performed and the cost of [**], as the case may be, [**] Dollars (U.S.$[**]), the test fee would be equal to [**] Dollars (U.S.$[**]) [[**]% of (1,000 x ([**] x [**]))].

              5.4.4 DETERMINATION OF NUMBER OF TESTS. For purposes of determining the number of tests based upon [**] Diagnostic Products used in any Calendar Quarter in a country, with respect to Non-Required Diagnostics, such number shall be equal to the number of tests


                                       16
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                                  CONFIDENTIAL

sold or distributed in such Calendar Quarter in such country to a Third Party, or, if such number is otherwise unavailable, then the Parties shall discuss in good faith a reasonable alternative method of determining the number of tests used. In the case of Required Diagnostics, the same methodology shall be followed, except that such number of tests shall be reduced by [**] on the [**], PROVIDED THAT the [**]. In the event that tests based on[**] Diagnostic Products are also used in connection with [**] as determined below [**], then the number of tests used to calculate [**] shall be appropriately and proportionately reduced, as described below, to take into consideration [**]. For purposes hereof, in the event that a peer reviewed journal is published in which the use of an [**] Diagnostic Product is recommended or favorably discussed as predicting the outcome of a drug, other than [**] or other drug Controlled by Biogen), and in the year or years following such publication the Test Ratio (as defined below) drops by [**] percent ([**]%) or more, then the Parties agree that [**] Diagnostic Products shall be deemed [**] and the number of tests determined [**] shall not be included in the Deemed Test Fee Sales Base. Each [**] Diagnostic Product, [**], in each case [**]. For purposes of illustration:
If in a [**] in a [**] during such [**]. If in the [**], but the [**] in the [**], then one hundred (100) of such tests would be [**] and they would [**].

              5.4.5 TEST FEE METHODOLOGY. To determine the number of Required Diagnostics sold for a particular indication, the Parties shall establish an allocation methodology based on available Third Party data, market research, surveys and reasonable statistical assumptions.

              5.4.6 LENGTH OF PAYMENTS. The test fees payable under this Section
5.4 shall be paid on a country-by-country basis on each [**] Diagnostic Product until the later of (a) the expiration of the last-to-expire Valid Claim within the Genaissance Patent Rights which cover such [**] Diagnostic Product or a component thereof, or (b) [**] years after the First Commercial Use of such [**] Diagnostic Product in such country. Provided that if the time period in subclause (b) above extends beyond the time period in subclause (a) above, then the test fees payable by Biogen to Genaissance shall be reduced in such country by [**] percent ([**]%).

              5.4.7 EVALUATION. The Parties may from time to time evaluate the method for calculating test fees under this Section 5.4, and may agree on modifications and refinements to such methodology as indicated by such evaluation.

              5.4.8 RELATED THIRD PARTY PAYMENTS. Biogen shall be entitled to deduct, from the test fee payments made by it pursuant to this Section 5.4 in a country, [**] percent ([**]%) of Related Third Party Payments, as defined below, paid by Biogen with respect to such [**] Diagnostic Product in such country; PROVIDED THAT in no event shall a deduction under this Section 5.4.8 reduce any test fee payment otherwise due to Genaissance in respect of [**] Diagnostic Products in a country by more than [**] percent ([**]%). Any deduction that is not usable pursuant to the final clause of the immediately preceding sentence may be carried forward for use in a future period. For purposes of this Section 5.4.8, the term "Related Third Party Payments" means payments to a Third Party to license patents covering [**] to make, use or sell the [**] Diagnostic Products if, in the absence of such license, the licensed use by Biogen of the


                                       17
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                                  CONFIDENTIAL

specific technology licensed from Genaissance under Article IV would or is likely to, in the reasonable judgment of Biogen, infringe such patents.

         5.5. PAYMENT PROVISIONS.

              5.5.1 TEST FEE REPORTS. During the term of this Agreement following the First Commercial Use of any [**] Diagnostic Product, Biogen shall within sixty (60) days after each Calendar Quarter furnish to Genaissance a written quarterly report showing on a country-by-country basis: (a) the Deemed Test Fee Sales Base, including the methodology used in calculating the number of tests and the Average Selling Price; (b) the test fees which shall have accrued hereunder; (c) withholding taxes, if any, required by law to be deducted in respect of such test fees; (d) the dates of the First Commercial Use of [**] Diagnostic Products in any country during the reporting period; and (e) the exchange rates used in determining amounts payable hereunder. If no test fee is due for any quarterly period hereunder, Biogen shall so report. Biogen shall keep complete and accurate records in sufficient detail to enable the test fees payable hereunder to be determined. Test fees shown to have accrued in each test fee report shall be paid at the same time the report is provided.

              5.5.2 EXAMINATIONS.

                    (a) PROCEDURES. Upon the written request of Genaissance, Biogen shall permit an independent certified public accountant selected by Genaissance and acceptable to Biogen, which acceptance shall not be unreasonably withheld, to have access during normal business hours to such records of Biogen as may be reasonably necessary to verify the accuracy of the test fee reports described herein. Any such certified public accountant shall first be required to enter into a confidentiality agreement in form acceptable to Biogen. Both Parties shall use commercially reasonable efforts to schedule all such verifications within forty-five (45) days after Genaissance makes its written request. All such verifications shall be conducted not more than once in each calendar year. Subject to Biogen's rights under Section 11.6, in the event Genaissance's independent certified public accountant concludes that additional test fees were owed to Genaissance during such period, the additional test fees shall be paid by Biogen within thirty (30) days after the date Genaissance delivers to Biogen such independent certified public accountant's written report so concluding. In the event Genaissance's independent certified public accountant concludes that there was an overpayment of test fees to Genaissance during such period, the overpayment shall be repaid by Genaissance within thirty
(30) days of the date Genaissance received such independent certified public accountant's written report so concluding. The fees charged by such independent certified public accountant shall be paid by Genaissance unless the audit discloses an underpayment of the test fees payable by Biogen for the audited period of more than five percent (5%), in which case Biogen shall pay the reasonable fees and expenses charged by such accountant. The foregoing obligation by Biogen to maintain records shall be limited to three (3) years.

                    (b) THIRD PARTY DIAGNOSTIC PARTNERS. Biogen shall include in each agreement with each applicable Third Party Diagnostic Partner a provision requiring the Third Party Diagnostic Partner to make reports to Biogen, to keep and maintain records of sales made


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pursuant to such agreement and to grant access to such records by Genaissance's independent certified public accountant to the same extent required of Biogen under this Agreement.

                    (c) CONFIDENTIALITY. Genaissance agrees that all information subject to review under this Section 5.5.2 or under any agreement with a Third Party Diagnostic Partner of Biogen is confidential and that Genaissance shall cause its independent certified public accountant to retain all such information in confidence.

         5.6. WITHHOLDING TAXES. Biogen shall deduct withholding taxes from payments under this Agreement and pay them to the proper tax authorities only to the extent required by applicable laws. Biogen shall not deduct any other withholding or any other governmental charges from the payments under this Agreement, including but not limited to any such taxes or charges incurred as a result of an assignment or sublicense by Biogen to any Affiliate or any Third Party, except as noted above. Biogen shall maintain official receipts of payment of any withholding taxes and forward these receipts to Genaissance within sixty
(60) days. The Parties will exercise diligent efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any treaties applicable to any payment made hereunder.

         5.7. CURRENCY EXCHANGE. The Average Selling Price shall be expressed in its United States dollar equivalent, calculated using the applicable conversion rate for buying United States dollars published by THE WALL STREET JOURNAL on the last business day of the Calendar Quarter to which the test fee report relates.

         5.8. INTEREST ON LATE PAYMENTS. Any payments by Biogen to Genaissance that are not paid on or before thirty (30) days after the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at one percent (1%) per month calculated on the total number of days payment is delinquent.

         5.9. MANNER OF PAYMENT. Payments to be made by Biogen to Genaissance under this Agreement shall be payable in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account as is designated in writing by Genaissance from time to time.

                                   ARTICLE VI

                              INTELLECTUAL PROPERTY

         6.1. OWNERSHIP OF INVENTIONS.

              6.1.1 GENAISSANCE INVENTIONS. Subject to Section 6.1.4, Genaissance shall exclusively own all inventions made solely by its employees, agents and consultants in the course of the Collaboration ("Genaissance Inventions").

              6.1.2 BIOGEN INVENTIONS. Subject to Section 6.1.4, Biogen shall exclusively own all inventions made solely by its employees, agents and consultants in the course of the Collaboration ("Biogen Inventions").


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              6.1.3 JOINT INVENTIONS. Subject to Section 6.1.4, all inventions made jointly by employees, agents and consultants of Biogen and employees, agents and consultants of Genaissance in the course of the Collaboration ("Joint Inventions") initially shall be owned jointly on the basis of each Party having an undivided interest in the whole.

              6.1.4 ASSIGNMENT. Notwithstanding the foregoing, (a) Biogen hereby assigns to Genaissance all of its right, title and interest in and to Biogen Inventions and Joint Inventions each relating exclusively to HAP(TM) Markers and HAP(TM) Marker Associations, and (b) Genaissance hereby assigns to Biogen all of its right, title and interest in and to Genaissance Inventions and Joint Inventions each relating exclusively to [**], other than inventions relating exclusively to HAP(TM) Markers and HAP(TM) Marker Associations. Each Biogen Invention, Genaissance Invention or Joint Invention, as applicable, assigned pursuant to the immediately preceding sentence shall thereby cease to be a Biogen Invention, Genaissance Invention or Joint Invention as originally owned and become a Biogen Invention or Genaissance Invention, in accordance with the assignment thereof, as set forth above.

              6.1.5 INVENTORSHIP. The determination of inventorship shall be made in accordance with relevant United States patent laws.

         6.2. PROSECUTION AND MAINTENANCE OF PATENT RIGHTS. The Parties recognize that a single patent application may disclose and claim more than one invention, e.g., a Genaissance Invention and a Joint Invention. In so far as practicable, the Parties shall draft their respective patent applications such that assignments made in accordance with Section 6.1.4 shall result in assignment of the entire right, title and interest in and to a given patent application; furthermore, the Parties agree to file any continuing or divisional patent applications needed to effect the separate prosecution of Genaissance Inventions, Biogen Inventions, and Joint Inventions (if any). If under the circumstances of a given patent application, such separate prosecution is not practicable or materially adversely affects patentability, or if the application discloses a Joint Invention not subject to assignment in accordance with Section 6.1.4, then the Parties shall agree as to which of them shall be responsible for filing, prosecution, and maintenance of such patent application, and such patent application shall be filed, prosecuted, and maintained in accordance with Sections 6.2.3 and 6.2.4. For purposes of this Article VI, "Patent Prosecution" shall mean any or all of the activities related to filing, prosecution and maintenance of Patent Rights in one or more countries.

              6.2.1 GENAISSANCE INVENTIONS. Genaissance shall have the exclusive right and option to file and prosecute any patent applications and maintain any patents covering Genaissance Inventions; PROVIDED THAT: (i) Biogen shall have the exclusive right and option to file, prosecute and maintain all HAP(TM) Marker Association Patent Rights, under Biogen's sole control and at Biogen's sole expense; (ii) in the event Genaissance declines to pursue Patent Prosecution for any HAP(TM) Marker Patent Rights covering HAP(TM) Markers referenced in any HAP(TM) Marker Association Patent Rights, Genaissance shall give Biogen no less than sixty (60) days written notice to this effect and thereafter Biogen may, upon written notice to Genaissance, elect to assume sole control over filing and prosecution of such HAP(TM) Marker Patent Rights and maintain such HAP(TM) Marker Patent Rights in Genaissance's name, under Biogen's sole control,


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and all such Genaissance Inventions shall remain owned exclusively by
Genaissance; and (iii) in the event that Biogen declines to pursue Patent Prosecution for any HAP(TM) Marker Association Patent Rights, or any HAP(TM) Marker Patent Rights for which Biogen assumed control of Patent Prosecution pursuant to subsection 6.2.1(ii), Biogen shall give Genaissance no less than sixty (60) days written notice to this effect and thereafter Genaissance may, upon written notice to Biogen, elect to assume sole control over Patent Prosecution of such HAP(TM) Marker Association Patent Rights and HAP(TM) Marker Patent Rights.

              6.2.2 BIOGEN INVENTIONS. Biogen shall have the exclusive right and option to file and prosecute any patent applications and to maintain any patents covering Biogen Inventions, at its sole discretion and under its sole control.

              6.2.3 COSTS AND EXPENSES. Each Party shall bear its own costs and expenses in preparing, filing, prosecuting, maintaining and extending Patent Rights hereunder, PROVIDED, HOWEVER, THAT Biogen shall bear all costs and expenses in connection with the Patent Rights for which Patent Prosecution is controlled solely by Biogen in accordance with Section 6.2.1.

              6.2.4 COOPERATION. Each Party agrees to cooperate with the other with respect to the preparation, filing, prosecution, maintenance and extension of patents and patent applications pursuant to this Section 6.2, including, without limitation, the execution of all such documents and instruments and the performance of such acts as may be reasonably necessary in order to permit the other Party to continue any preparation, filing, prosecution, maintenance or extension of patents and patent applications that such Party has elected not to pursue, as provided for in Section 6.2.1. Biogen shall have the right to receive, within ten (10) business days of receipt by Genaissance, copies of all correspondence to and from patent offices that are related to patent applications within the HAP(TM) Marker Patent Rights which disclose HAP(TM) Markers referenced in the HAP(TM) Marker Association Patent Rights, and/or any HAP(TM) Marker Association Patent Rights for which Genaissance has assumed control of Patent Prosecution in accordance with Section 6.2.1(iii), and shall further have the right to review and comment upon such patent applications and the prosecution thereof by Genaissance, including the right to receive and review drafts no less than [**] business days prior to filing with any patent office. Genaissance shall consider Biogen's comments in good faith and shall adapt its Patent Prosecution strategy to accommodate Biogen's interest in maximizing patent protection for [**] Diagnostic Products and technology used therein. Genaissance shall have the right to receive, within [**] business days of receipt by Biogen, copies of all correspondence to and from patent offices that are related to patent applications within the HAP(TM) Marker Association Patent Rights and/or any HAP(TM) Marker Patent Rights for which Biogen has assumed control of Patent Prosecution in accordance with Section 6.2.1(ii), and shall further have the right to review and comment upon such patent applications and the prosecution thereof by Biogen, including the right to receive and review drafts no less than [**] business days prior to filing with any patent office. Biogen shall give good faith consideration to Genaissance's comments on all such patent applications and shall adapt its Patent Prosecution strategy to accommodate Genaissance's interest in maximizing patent protection for HAP(TM) Markers Patent Rights, unless Biogen reasonably believes that any such requested accommodation would negatively impact patent protection for [**] Diagnostic Products. Each Party shall, on an annual basis, provide to the other Party a list of all patents and


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patent applications filed, prosecuted and/or maintained by it pursuant to this
Section 6.2, including the status thereof.

              6.2.5 PATENT DISCLOSURE. Biogen and Genaissance may agree to disclose Confidential Information, including HAP(TM) Marker Associations, in patent applications. Notwithstanding any prior agreement to the contrary, Biogen shall have the sole right and option to decide whether to continue prosecution and/or maintenance of any HAP(TM) Marker Association Patent Rights and of any other application within the Patent Rights which discloses Biogen Confidential Information. At Biogen's request, Genaissance shall take all necessary steps to abandon, allow to lapse or withdraw any patent application within the Patent Rights for which Genaissance has primary responsibility for Patent Prosecution, and shall cooperate with Biogen in taking such steps with respect to any patent application for which Biogen has such primary responsibility, prior to the publication of such patent application if such application contains Confidential Information of Biogen, specifically including HAP(TM) Marker Associations.

              6.2.6 PATENT INTERFERENCE AND OPPOSITION. No more than thirty (30) days following the discovery by either Party of a request for, or the filing or declaration of any interference, opposition, or reexamination proceeding with respect to those Genaissance Patent Rights for which Patent Prosecution is controlled by Biogen in accordance with Section 6.2.1, or the discovery by either party that any of such Genaissance Patent Rights should be reissued to avert invalidity or unenforceability or to permissibly broaden such patent rights, the discovering Party shall notify the other Party of such event. The Parties shall consult with each other in good faith to determine a course of action with respect to such event. Biogen shall have primary responsibility at its own expense and under its sole control to take appropriate action to defend or prosecute any such interference, opposition, reexamination or reissue. The Parties shall cooperate with each other and each shall provide the other any information or assistance that the other may reasonably request with any action so taken. Biogen shall keep Genaissance informed of all developments in such interference, opposition, reexamination or reissue, including to the extent permissible the status of any settlement negotiations and the terms of any settlement offer. Biogen shall provide Genaissance copies of all submissions or agreements arising in connection with such proceeding sufficiently in advance of their filing or due date so as to give Genaissance sufficient time to comment thereon. Biogen shall give good faith consideration to Genaissance's comments. Biogen shall not enter into any settlement or consent decree regarding any Genaissance Patent Rights for which Patent Prosecution is controlled by Biogen in accordance with Section 6.2.1 and involved in legal proceedings in accordance with this Section 6.2.6 or assent to the grant of any reissued or reexamined patent with the Genaissance Patent Rights without the prior written consent of Genaisance, which shall not be withheld or delayed unreasonably.

         6.3. THIRD PARTY INFRINGEMENT.

              6.3.1 NOTICE. Each Party shall promptly report in writing to the other Party during the term of this Agreement any (i) known or suspected infringement of any of the Genaissance Patent Rights, or (ii) unauthorized use of any of the Genaissance Know-How of which such Party becomes aware, and shall provide the other Party with all available evidence


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                                  CONFIDENTIAL

supporting such infringement, suspected infringement, unauthorized use or suspected unauthorized use.

              6.3.2 INFRINGEMENT ACTION. Biogen shall have the initial right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the Patent Rights for which Patent Prosecution is controlled by it in accordance with Section 6.2.1, and Genaissance shall have the initial right to initiate a suit or take other appropriate action that it believes is reasonably required to protect all other Genaissance Patent Rights and Genaissance Know-How. To the extent that any alleged infringement or unauthorized use pertains to [**] Diagnostic Products, Biogen shall give Genaissance sufficient advance notice of its intent to file any such suit or take any such action and the reasons therefor, and shall provide Genaissance with an opportunity to join in such suit or action. Thereafter, Genaissance and Biogen shall keep each other informed, and shall agree upon the strategy for such suit or action and shall provide each other with copies of all material documents (i.e., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action. If Genaissance elects not to join in such suit or action, Biogen shall keep Genaissance informed (including providing copies of all relevant documents) and provide Genaissance with a reasonable opportunity to review and comment on all documents filed in connection with such suit or action.

              6.3.3 CONDUCT OF ACTION; COSTS. Biogen shall have the sole and exclusive right to select counsel for any suit initiated by it referred to in
Section 6.3.2 in which Genaissance elects not to join. If required under applicable law in order for Biogen to initiate and/or maintain such suit, Genaissance shall join as a party to the suit. Genaissance shall offer reasonable assistance to Biogen in connection therewith at no charge to Biogen except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. Biogen shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings described in this Section 6.3, including, without limitation, the fees and expenses of the counsel selected by it. Genaissance shall have the right to participate and be represented in any such suit by its own counsel at its own expense. Biogen shall not settle any such suit with respect to rights related to the Genaisance Patent Rights controlled by Biogen in accordance with Section
6.2.1 without obtaining the prior written consent of Genaissance, which consent shall not be unreasonably withheld or delayed.

              6.3.4 GENAISSANCE RIGHT. If Biogen fails to initiate a suit or take such other appropriate action within [**] days after becoming aware of the alleged infringements or unauthorized use of Patent Rights for which Patent Prosecution is controlled by Biogen in accordance with Section 6.2.1, then Genaisssance may, in its discretion, provide Biogen with written notice of its intent to initiate a suit or take other appropriate action, such notice to be provided within [**] days after the expiration of such [**] day period. If Genaissance provides such notice and Biogen fails to initiate a suit or take such other appropriate action within [**] days after receipt of such notice from Genaissance, then Genaissance shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the


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                                  CONFIDENTIAL

relevant Genaissance Patent Rights and Genaissance Know-How. Genaissance shall give Biogen sufficient advance notice of its intent to file any such suit or take any such action and the reasons therefor, and shall provide Biogen with an opportunity to make suggestions and comments regarding such suit or action. Thereafter, Genaissance shall keep Biogen promptly informed, and shall from time to time consult with Biogen the status of any such suit or action and shall provide Biogen with copies of all material documents (i.e., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action. Genaissance shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to this subsection, which counsel shall be reasonably acceptable to Biogen. If necessary or desirable, Biogen shall join as a party to the suit. Biogen shall offer reasonable assistance to Genaissance in connection therewith at no charge to Genaissance except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. Genaissance shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings described in this subsection, including, without limitation, the fees and expenses of the counsel selected by it. Biogen shall have the right to participate in and be represented in any such suit by its own counsel at its own expense. Genaissance shall not settle any such suit involving rights of Genaissance that are related to any [**] Diagnostic Product commercialized by Biogen without obtaining the prior written consent of Biogen, which consent shall not be unreasonably withheld or delayed.

              6.3.5 RECOVERIES. To the extent that any such suit or action pertains to [**] Diagnostic Products, any recovery obtained as a result of any proceeding described in this Section 6.3 shall be applied in the following order of priority:

                    (a) first, the Party initiating the suit or action shall be reimbursed for all costs in connection with such proceeding paid by such Party and not otherwise recovered;

                    (b) second, the other Party shall be reimbursed for all costs in connection with such proceeding paid by the other Party and not otherwise recovered;

                    (c) third, any portion of the recovery fairly allocable to activities that do not pertain to [**] Diagnostic Products shall be paid to Genaissance;

                    (d) fourth, any portion of the recovery fairly allocable to lost Deemed Test Fee Sales Base shall be paid to Genaissance; and

                    (e) fifth, any remainder shall be paid fifty percent (50%) to Genaissance and fifty percent (50%) to Biogen.

              6.3.6 PATENT INVALIDITY CLAIM. If a Third Party at any time asserts a claim that any Genaissance Patent Right is invalid or otherwise unenforceable (an "Invalidity Claim"), whether as a defense in an infringement action brought by a Party pursuant to this Section 6.3 or


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                                  CONFIDENTIAL

in a Third Party Claim brought against Genaissance or Biogen, the Parties shall cooperate and shall endeavor to agree upon an appropriate course of action.

         6.4. CLAIMED INFRINGEMENT. In the event that a Third Party at any time provides written notice of a claim to, or brings an action, suit or proceeding against a Party, or any of its Affiliates, claiming infringement of such Third Party's Patent Rights or unauthorized use of such Third Party's Know-How, based upon an assertion or claim arising out of the research, development, manufacture, use or sale of [**] Diagnostic Products or the activities to be performed under this Agreement by such Party (a "Third Party Claim"), such Party shall promptly notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and/or all papers served. The Parties shall cooperate and shall endeavor to agree upon an appropriate course of action. Each Party agrees to make available to the other Party its reasonable advice and counsel regarding the technical merits of any such claim and to offer reasonable assistance to the other Party. Such advice, counsel and assistance shall be provided without charge to the other Party, unless such advice, counsel and assistance would require such assisting Party to incur material external costs, in which case the assisting Party shall not be required to provide such advice, counsel and assistance unless the other Party agrees to reimburse them.

         6.5. PATENT MARKING. Biogen agrees to comply with any applicable patent marking statutes in any country in which [**] Diagnostic Products are sold by Biogen, its Affiliates and/or its Third Party Diagnostic Partners.

                                   ARTICLE VII

                                 CONFIDENTIALITY

         7.1. NONDISCLOSURE AND NON-USE OBLIGATIONS.

              7.1.1 GENERAL. Except as otherwise provided in this Article VII, during the term of this Agreement and for a period of ten (10) years thereafter, each Party shall maintain the Confidential Information of the other Party in confidence and use it only for purposes specifically authorized under this Agreement.

              7.1.2 LIMITATIONS. The Parties agree that the receiving Party shall not have any obligation of confidentiality with respect to such Confidential Information that:

                    (a) is or becomes part of the public domain other than by unauthorized acts of the Party obligated not to disclose such Confidential Information;

                    (b) can be shown by written documents to have been disclosed to the receiving Party by a Third Party, provided such Confidential Information was not obtained by such Third Party from the other Party to this Agreement pursuant to a confidentiality agreement;

                    (c) prior to disclosure under this Agreement, was already in the possession of the receiving Party, provided such Confidential Information was not obtained from the other Party to this Agreement pursuant to a confidentiality agreement;

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                                  CONFIDENTIAL

                    (d) can be shown by written documents to have been independently developed by the receiving Party without breach of any of the provisions of this Agreement;

                    (e) is disclosed by the receiving Party pursuant to an order or demand issued by a court or governmental agency or as otherwise required by law; PROVIDED, THAT the receiving Party notifies the other Party prior to disclosure, giving such other Party sufficient advance notice, if possible, to permit it to seek a protective order or other similar order with respect to such Confidential Information and provided further that the receiving Party furnishes only that portion of the Confidential Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the other Party; or

                    (f) where the receiving Party reasonably believes such disclosure is necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, with such disclosure being limited to:

                        (i) actual or potential Third Party Diagnostic Partners,
                    sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis and on condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as such Party is required to keep the Confidential Information confidential; and

                        (ii) government or other regulatory authorities to the
                    extent that such disclosure is reasonably necessary to obtain or maintain patents or authorizations to conduct clinical trials of, and to commercially market, products pursuant to this Agreement.

         7.2. INJUNCTIVE RELIEF. The Parties understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article VII by either Party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each Party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article VII.

         7.3. PUBLICATION. The Parties agree to use commercially reasonable efforts to monitor public scientific and other disclosures of the results of the Collaboration to prevent any premature public disclosure of such results. The Parties shall establish a procedure for publication review, and each Party shall first submit to the other Party an early draft of all such publications, whether they are to be presented orally or in written form, at least [**] prior to submission (if in written form, including abstracts) or presentation (if an oral disclosure) to determine (a) whether the proposed disclosure contains any Confidential Information of the other Party or (b) whether the information contained in the proposed disclosure should be the subject of a patent application prior to such disclosure. The other Party shall have [**] from its receipt of any such abstract, manuscript or presentation in which to notify the Party

                                       26
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                                  CONFIDENTIAL

in writing of any specific objections to the disclosure, based on either the need to seek patent protection or concern regarding the specific disclosure of the Confidential Information of such Party. In the event a Party objects to the disclosure, the other Party agrees not to submit the publication or make the presentation containing the objected-to information until the Party is given a reasonable additional period of time (not to exceed an additional [**]) to seek patent protection for any material in the disclosure which it believes is patentable or, in the case of Confidential Information, to allow the Party to delete any Confidential Information of the other Party from the proposed disclosure. Each Party agrees to delete from the proposed disclosure any Confidential Information of the other Party upon request. The Parties agree that all publications of results of the Collaboration shall acknowledge the contribution of the other Party to such results.

                                  ARTICLE VIII

             REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY

         8.1. REPRESENTATIONS AND WARRANTIES OF GENAISSANCE. Genaissance represents and warrants to Biogen as of the Effective Date that:

                    (a) Genaissance is a corporation duly organized, validly existing and in corporate good standing under the laws of Delaware;

                    (b) Genaissance has the legal right, authority and power to enter into this Agreement, perform its obligations under this Agreement, and grant to Biogen the licenses granted pursuant to this Agreement;

                    (c) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Genaissance enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting Parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                    (d) all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained;

                    (e) notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement, the performance of Genaissance's obligations in the conduct of the Collaboration and the licenses and sublicenses to be granted pursuant to this Agreement (i) do not conflict with or violate any requirement of applicable laws or regulations, and (ii) do not conflict with, violate, breach or constitute a default under any contractual obligations of Genaissance;

                    (f) all of its employees, officers, consultants and advisors who are or will be involved in the Collaboration have executed or will have executed agreements or have existing obligations under law requiring assignment to Genaissance of all intellectual property

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                                  CONFIDENTIAL

made during the course of and as the result of its association with Genaissance, and obligating the individual to maintain as confidential Genaissance's Confidential Information, to the extent required to support Genaissance's obligations under this Agreement;

                    (g) to the knowledge of Genaissance, the Genaissance Know-How that will be used by the Parties in the Collaboration has not been developed or obtained by Genaissance in violation of any contractual obligation to any Third Party nor has it been misappropriated from any Third Party or obtained without the proper consent of any Third Party;

                    (h) except as otherwise disclosed to Biogen by Genaissance as of the Effective Date, there is no action, suit or proceeding which is pending or, to the knowledge of the officers of Genaissance, no written claim or demand of any Third Party that has been received, that challenges or would materially adversely affect (i) the right of Genaissance to use in the conduct of the Collaboration the Genaissance Know-How or Genaissance Patent Rights that are reasonably expected to be utilized by the Parties to fulfill their duties under the Collaboration Plan, or (ii) the right of Genaissance to grant to Biogen the rights and licenses to use such Genaissance Know-How or Genaissance Patent Rights; and

                    (i) Genaissance is not aware of any data or information given to Biogen which is untrue or inaccurate or any data or information which is necessary to make the data or information provided to Biogen complete and not misleading. To the best of Genaissance's knowledge, all filings for Patent Rights have been and will be made in compliance with applicable requirements of 37 C.F.R. section 1.56.

         8.2. REPRESENTATIONS AND WARRANTIES OF BIOGEN. Biogen represents and warrants to Genaissance as of the Effective Date that:

                    (a) Biogen is a corporation duly organized, validly existing and in corporate good standing under the laws of Massachusetts;

                    (b) Biogen has the legal right, authority and power to enter into this Agreement, and perform its obligations under this Agreement;

                    (c) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Biogen enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting Parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                    (d) all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained;

                                       28
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                                  CONFIDENTIAL

                    (e) notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement, the performance of Biogen's obligations in the conduct of the Collaboration (i) do not conflict with or violate any requirement of applicable laws or regulations existing as of the Effective Date and (ii) do not conflict with, violate, breach or constitute a default under any contractual obligations of Biogen existing as of the Effective Date;

                    (f) all of its employees, officers, consultants and advisors who are or will be involved in the Collaboration have executed or will have executed agreements or have existing obligations under law obligating the individual to maintain as confidential Biogen's Confidential Information, to the extent required to support Biogen's obligations under this Agreement;

                    (g) it has obtained or will obtain all required and proper patient consents with respect to the blood and/or DNA samples and related clinical data to be supplied to Genaissance for use in the Phase I Research Trial and Phase II Validation Trial; and

                    (h) there is no action, suit or proceeding which is pending or, to the knowledge of officers of Biogen, no written claim or demand of any Third Party that has been received, which would materially adversely affect the Collaboration.

         8.3. TRANSAMERICA LOAN. Genaissance agrees to make all interest and principal payments due under the Promissory Note (the "Transamerica Note") and the Loan and Security Agreement (the "Loan and Security Agreement"), both dated April 30, 1999, with Transamerica Business Credit Corporation ("Transamerica"), [**]. Genaissance further agrees that [**] the Transamerica Note or the Loan and Security Agreement [**] WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ARTICLE VIII OF THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE. THE PARTIES HEREBY DISCLAIM WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO [**] DIAGNOSTIC PRODUCTS [**].

         8.4. DISCLAIMER OF CONSEQUENTIAL DAMAGES. NEITHER PARTY WILL BE LIABLE FOR SPECIAL, INCIDENTIAL, PUNITIVE, EXEMPLARY, MULTIPLE, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR ANY LOST PROFITS, LOST SAVINGS, LOST REVENUES OR LOST DATA, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 8.5 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

                                       29
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                                  CONFIDENTIAL

                                   ARTICLE IX

                                    INDEMNITY

         9.1. BIOGEN INDEMNITY OBLIGATIONS. Biogen agrees to defend, indemnify and hold Genaissance and its directors, officers, employees and agents harmless from all losses, damages or expenses (including attorneys' fees) arising as a result of any Third Party claims relating to: (a) claims for bodily injury, death or property damage attributable to the development, manufacture, or improper use of [**] or any [**] Diagnostic Products by Biogen, its Affiliates, or its sublicensees (excluding those claims for which Genaissance indemnifies Biogen pursuant to Section 9.2); (b) a recall of [**] or any [**] Diagnostic Product (excluding those claims for which Genaissance indemnifies Biogen pursuant to Section 9.2); ordered by a governmental agency or required by a confirmed product failure; (c) a breach of any of the representations, warranties or obligations of Biogen; or (d) performance by Biogen of its obligations under this Agreement or as a result of Biogen's use of its proprietary technology and/or any Third Party technology including, but not limited to, any claim that, in performing its obligations under this Agreement, Biogen has infringed any Patent Rights of any Third Party.

         9.2. GENAISSANCE INDEMNITY OBLIGATIONS. Genaissance agrees to defend, indemnify and hold Biogen and its directors, officers, employees and agents harmless from all losses, damages or expenses (including attorneys' fees) arising as a result of any Third Party claims relating to (a) claims for bodily injury, death or property damage attributable to the development, manufacture (if applicable pursuant to Section 3.1.2), or improper use of any [**] Diagnostic Products by Genaissance, its Affiliates, or its sublicensees (excluding those claims for which Biogen indemnifies Genaissance pursuant to Section 9.1); (b) a recall of any [**]Diagnostic Product manufactured by Genaissance (if applicable pursuant to Section 3.1.2) which is ordered by a governmental agency or required by a confirmed product failure; (c) a breach of any of the representations, warranties or obligations of Genaissance; or (d) performance by Genaissance of its obligations under this Agreement or as a result of Genaissance' use of its proprietary technology and/or any Third Party technology including, but not limited to, any claim that, in performing its obligations under this Agreement, Genaissance has infringed any Patent Rights of any Third Party.

         9.3. LIMITATION ON INDEMNITY OBLIGATIONS. Neither Party nor its respective directors, officers, employees and agents shall be entitled to the indemnities set forth in Section 9.1 and Section 9.2 where the claim, loss, damage or expense for which indemnification is sought was caused by a negligent or intentional act or omission by such Party, its directors, officers, employees or authorized agents.

         9.4. PROCEDURE. If the Party being indemnified hereunder or its respective directors, officers, employees or agents (the "Indemnitee") intends to claim indemnification under this Article IX, the Indemnitee shall promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnitee shall cooperate with the Indemnitor and may, at its option and its own expense, be represented in any such action or proceeding. The Indemnitor

                                       30
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                                  CONFIDENTIAL

shall not be liable for any litigation costs or expenses incurred by the Indemnitee. The indemnity agreement in this Article IX shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor. The Indemnitor may enter into a settlement without the consent of the Indemnitee unless such settlement (a) does not include a complete release of the Indemnitee from all liability with respect thereto, or (b) imposes any restrictions on the Indemnitee. The Indemnitee under this Article IX, and its directors, officers, employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. The Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

                                   ARTICLE X

                              TERM AND TERMINATION

         10.1. TERM OF AGREEMENT. This Agreement shall become effective as of the Effective Date, may be terminated as set forth in this Article X, and shall otherwise remain in effect until the later of: (i) the expiration of all obligations to make payments set forth in Article V, or (ii) the expiration of all licenses and other rights granted in Article IV.

         10.2. TERMINATION.

               10.2.1 EARLY TERMINATION. Biogen shall have the right to terminate this Agreement at its sole discretion (a) within [**] days after Genaissance submits to Biogen the Phase I Research Trial Report; (b) at any time during the Phase II Validation Trial; or (c) at any time after Genaissance submits to Biogen the Phase II Validation Trial Report; PROVIDED, THAT if Biogen terminates this Agreement during the Phase II Validation Trial, Biogen shall pay to Genaissance, as a termination fee, an amount equal to the sum of (a) [**] percent ([**]%) of the set-up fee required to be paid pursuant to Section 5.2.1 and (b) the total amount paid or payable to Genaissance by Biogen for all work performed by Genaissance pursuant to Section 5.2.2 during the Phase II Validation Trial prior to such termination.

               10.2.2 TERMINATION FOR MATERIAL BREACH. Upon any breach of a material provision of this Agreement by a Party (the "Breaching Party"), the other Party (the "Non-Breaching Party") may terminate this Agreement by providing [**] days written notice to the Breaching Party, specifying the material breach. The termination shall become effective at the end of the [**] days period, or if such breach is not susceptible to cure within [**] days after the receipt of written notice of the breach, and if the Breaching Party is diligently pursuing a cure, then termination shall become effective within [**] days of the receipt of written notice of the breach. Notwithstanding the foregoing, if such breach, by its nature, is incurable, this Agreement may be terminated immediately. The Parties shall use reasonable efforts to work together to cure any breach.

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                                  CONFIDENTIAL

         10.3. Effect of Termination.

               10.3.1 EFFECT OF TERMINATION BY GENAISSANCE. If this Agreement is terminated by Genaissance under Section 10.2.2 in connection with a material breach by Biogen, then (a) the licenses and option granted to Biogen pursuant to
Article IV shall terminate and (b) any and all Confidential Information of, and materials provided by, a Party pursuant to this Agreement, and any copies thereof (including electronic copies) shall be promptly returned by such Party to the other Party.

               10.3.2 EFFECT OF TERMINATION BY BIOGEN. If this Agreement is terminated by Biogen under Section 10.2.1, then (a) subject to Biogen's compliance with all obligations set forth in Section 10.4, the license grant under Section 4.1.1 shall survive such termination; (b) the license grant under
Section 4.1.2 and the option grant under Section 4.1.3 shall terminate, and (c) any and all Confidential Information of, and materials provided by, a Party pursuant to this Agreement, and any copies thereof (including electronic copies) shall be promptly returned by such Party to the other Party, except to the extent necessary to exercise rights retained pursuant to this Section. If this Agreement is terminated by Biogen under Section 10.2.2, then (a) subject to Biogen's compliance with all obligations set forth in Section 10.4, the license grants under Sections 4.1.1 and 4.1.2 and the option grant under Section 4.1.3 shall survive such termination; and (b) any and all Confidential Information of, and materials provided by Biogen pursuant to this Agreement, and any copies thereof (including electronic copies) shall be promptly returned by Genaissance to Biogen, except to the extent necessary to exercise rights retained pursuant to this Section.

         10.4. SURVIVING PROVISIONS. The expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. The provisions of Articles V (to the extent owed as of the effective date of the expiration or termination), VII, IX, X and XI and Sections 8.4 and 8.5 hereof shall survive the expiration or termination of this Agreement. Notwithstanding anything in this Section 10.4 to the contrary, all financial obligations under Article V remain in effect during the term of the license grants that survive pursuant to Section 10.3.2.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1. FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), terrorism, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; PROVIDED THAT the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of FORCE MAJEURE. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

                                       32
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                                  CONFIDENTIAL

         11.2. ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by either Party without the consent of the other Party; PROVIDED THAT either Genaissance or Biogen may, without such consent, assign its rights and obligations under this Agreement (a) to any Affiliate, or (b) in connection with a merger, consolidation or sale of substantially all of such Party's assets to a Third Party; provided further that such Party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets relating to this Agreement, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         11.3. SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

         11.4. NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other Party shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

         If to Genaissance:    Genaissance Pharmaceuticals, Inc.
                               Five Science Park
                               New Haven, Connecticut 06511
                               Attention: Chief Executive Officer
                               Telephone: (203) 773-1450
                               Facsimile: (203) 562-9377

         With a copy to:       Hale and Dorr LLP
                               60 State Street
                               Boston, Massachusetts 02109
                               Attention: Steven D. Singer
                               Telephone: (617) 526-6000
                               Facsimile: (617) 526-5000

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                                  CONFIDENTIAL

         If to Biogen:         Biogen, Inc.
                               14 Cambridge Center
                               Cambridge, Massachusetts 02142
                               Attention: Executive Vice President,
                                  Legal and Public Affairs
                               Telephone: 617) 679-2527
                               Facsimile: (617) 679-2838

         11.5. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of laws provisions thereof.

         11.6. DISPUTE RESOLUTION.The Parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations. If a controversy or claim should arise hereunder, the matter shall be referred to an individual designated by the Chief Executive Officer (or the equivalent position) of Genaissance and an individual designated by the Chief Executive Officer or Executive Vice President, Commercial Operations (or the equivalent position) of Biogen (the "Party Representatives"). If the matter has not been resolved within thirty (30) days after the first meeting of the Party Representatives (which period may be extended by mutual agreement) concerning such matter, subject to rights to injunctive relief and specific performance, and unless otherwise specifically provided for herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, may at the election of either party be pursued by whatever other remedies are legally available to resolve the dispute.

         11.7. ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties.

         11.8. PUBLICITY.

               11.8.1 AGREEMENT. Except as required by law, and subject to
Section 11.8.2, Genaissance and Biogen each agree not to disclose the existence or any terms or conditions of this Agreement to any Third Party without the prior written permission of the other Party; PROVIDED THAT either Party may make such disclosures to its financial and legal advisers on a need to know basis and subject to confidentiality agreement. In the event that this Agreement shall be included in any report, statement or other document filed by either Party or an Affiliate of either Party with the United States Securities and Exchange Commission (the "SEC"), such Party shall provide the other Party reasonable notice and shall use, or shall cause its Affiliate, as the case may be, to use, reasonable efforts to obtain confidential treatment from the SEC of any financial information or other information of a competitive or confidential nature, and shall include in

                                       34
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                                  CONFIDENTIAL

such confidentiality request such provisions of this Agreement as may be reasonably requested by the other Party.

               11.8.2 PRESS RELEASE. Notwithstanding the foregoing, Genaissance and Biogen agree that a press release may be issued promptly after execution of this Agreement by either Party in the form(s) agreed by the Parties and as set forth in EXHIBIT H attached hereto. The Parties agree that any such announcement will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will make commercially reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Party a copy of any public announcement with respect to this Agreement or the subject matter of this Agreement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other Party with an advance copy of any such press release at least two (2) business days prior to the scheduled disclosure. Each Party shall have the right to review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure. The contents of any such announcement or similar publicity which has been reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval.

         11.9. HEADINGS. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

         11.10. NO PARTNERSHIP; INDEPENDENT CONTRACTORS. It is expressly agreed that the relationship between Genaissance and Biogen shall not constitute a partnership, joint venture or agency. Neither Genaissance nor Biogen shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

         11.11. EXPORTS. The Parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving any necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either Party. Genaissance and Biogen agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations. Genaissance and Biogen agree to obtain similar covenants from their licensees, sublicensees and contractors with respect to the subject matter of this Section.

         11.12. WAIVER. The waiver by either Party of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right

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                                  CONFIDENTIAL

hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

         11.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]














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                                  CONFIDENTIAL

         11.14. NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against any Party.

         IN WITNESS WHEREOF, the Parties have caused their duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

BIOGEN, INC.

By:     /s/ Burt Adelman, M.D.
   ------------------------------------------

Name:   Burt Adelman, M.D.
     ----------------------------------------

Title:  Executive Vice President,
        Research and Development
      ---------------------------------------

GENAISSANCE PHARMACEUTICALS, INC.

By:     /s/ Krishnan Nandabalan, Ph.D.
   ------------------------------------------

Name:   Krishnan Nandabalan, Ph.D.
     ----------------------------------------

Title:  Vice President, Alliances
      ---------------------------------------





                                       37
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                                  CONFIDENTIAL

                                    EXHIBIT A

                                                       [**]
[**].

                                  CONFIDENTIAL

                                    EXHIBIT B

                                  GENE CRITERIA

         Genaissance will discover HAP(TM) Markers for Genes using its standard operating procedures for sequencing, detecting single nucleotide polymorphisms (hereinafter "SNPs") and building Gene haplotypes. The sequencing procedure consists of sequencing, from Genaissance's collection of individuals of diverse ancestry (the "Index Repository"), ninety-three (93) individual samples of human genomic DNA. The genomic regions of each Gene, which are targeted for sequencing, are as follows:

         (i) "Exons" shall mean the genomic DNA segments of a Gene whose sequence information is translated into the protein product of that Gene. The goal is to obtain sequence information for all Exons of a Gene.

         (ii) "Exon/Intron Junction" shall mean the junctions between the Exons and the Introns in genomic DNA. Beginning with the initiation codon at one end of a Gene and ending with the termination codon at the other end of a Gene, the goal is to obtain sequence information for each Exon/Intron Junction within this genomic region.

         (iii) "Introns" shall mean the genomic DNA segments of a Gene, which are located between Exons. Beginning with the initiation codon at one end of a Gene and ending with the termination codon at the other end of a Gene, the goal is to obtain a minimum of ten (10) to twenty (20) bases and a maximum of one hundred (100) bases of sequence information from the Exon/Intron Junction into the Intron for every Intron within this genomic region.

         (iv) "Promoter" shall mean the region that is immediately upstream of the genomic segment that is found at the five-prime end of a Messenger RNA molecule. ("Messenger RNA" shall mean a ribonucleic acid sequence from which the protein product of a Gene is translated.) The goal is to obtain sequence information for up to one thousand (1,000) bases of the Promoter.

         (v) "Three-Prime Untranslated Region" shall mean the genomic region immediately downstream from the termination codon of a Gene. The goal is to obtain sequence information for at lease one hundred (100) bases of the Three-Prime Untranslated Region downstream of the termination codon.

         Specific genomic sequence information is required to meet the goals outlined in (i) through (v) above. If genomic sequence information is not available for all of these regions in a Gene selected by Biogen pursuant to
Section 2.1.1, [**] such Gene [**] should be [**] such information [**].

         A Gene shall be considered completely sequenced if sequence information is obtained for: (i) at least [**] of the [**]; (ii) the [**] containing the [**]; and (iii) [**]. A specific region

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                                  CONFIDENTIAL

targeted for sequencing within a Gene shall be considered completely sequenced if sequence information is obtained [**].

         However, the presence of runs of guanine and cytosine, secondary structure, highly homologous regions elsewhere in the human genome or errors in publicly available sequence information may prevent the generation of sufficient sequence information for a Gene to be considered completely sequenced as defined above. In such a case, [**] for that Gene.

         The sequences obtained for each Gene that is completely sequenced as set forth above will be interrogated using Genaissance's standard operating procedures for identification of SNPs and inference of Gene haplotypes.










                                       2

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                                  CONFIDENTIAL

                                    EXHIBIT C

                                  PHASE I PLAN

PATIENT SAMPLES. Biogen will provide Genaissance with [**] samples from at least [**] patients for [**] Clinical Phenotype (EXHIBIT D) to be analyzed for the discovery of HAP(TM) Markers that correlate with [**]. Biogen will endeavor to supply this minimum number of DNA samples within [**] days from the Effective Date. To examine the maximum number of [**] genes outlined in Section 2.1.3(c), Biogen will supply Genaissance with at [**] from each patient. Biogen will provide Genaissance with the [**] for each such [**] sample. Biogen will ship the [**] samples [**] by overnight courier service. Additional [**] will be required to do the additional work outlined in Section 2.1.3(d).

HAP(TM) MARKER DETECTION. Genaissance will conduct a quality control analysis of the [**] samples provided by Biogen. This quality control analysis will consist of: [**] that will [**]. Genaissance will submit to the Steering Committee the results of the quality control analysis. If some of the patient [**] samples do not pass the quality control analysis, the Steering Committee will decide whether [**] or whether [**] should be used. Once the minimum number of patient [**] samples has been obtained for [**], Genaissance will [**] determine the pair of HAP(TM) Markers that are present for a Gene in each patient sample.

The Genes to be examined for genetic variation will be determined as per Sections 2.1.1 and 2.1.3 (d). Genaissance will use its standard operating procedures for sequencing, detecting SNPs and building Gene haplotypes to detect the pair of HAP(TM) Markers that are present in patient samples for each Gene chosen for analysis. The genomic regions of each Gene, which are targeted for sequencing, are described in EXHIBIT B.

HAP(TM) MARKER ASSOCIATIONS. Genaissance will use its standard analyses procedures to discover the HAP(TM) Markers Associations. Genaissance will adjust its analyses for the effects of population substructure and for multiple comparisons, including the use of Bonferroni, Holm-Sidak or permutation test methods. The results of these analyses shall be delivered to Biogen in the Phase I Research Trial Report pursuant to Section 2.1.3(e).

                                  CONFIDENTIAL

                                    EXHIBIT D

                            [**] CLINICAL PHENOTYPES

[**]
[**] Clinical Phenotypes:

[**]

                                  CONFIDENTIAL

                                    EXHIBIT E

                 PHASE I RESEARCH TRIAL CORRELATION DEFINITION

         Genaissance will identify HAP(TM) Marker Associations for [**] (as defined in EXHIBIT D) at a statistical significance of[**], while at the same time such HAP(TM) Marker Associations [**] (as defined in EXHIBIT D).

                                  CONFIDENTIAL

                                    EXHIBIT F

                                                       [**]
Genes [**]:

         COMMON NAME       HUGO SYMBOL

                                                       [**]

                                  CONFIDENTIAL

                                    EXHIBIT G

                                      [**]
                                      [**]

                                  CONFIDENTIAL

                                    EXHIBIT H

                                  PRESS RELEASE

Contact: Paul Oestreicher, Ph.D. (media)             Rhonda Chiger (investors)
         203.786.3490                                917.322.2569
         p.oestreicher@genaissance.com               rchiger@RxIR.com

         or

         Genevieve Faith (media)
         203.786.3660

         g.faith@genaissance.com

   Genaissance Pharmaceuticals and Biogen Sign Pharmacogenomics Collaboration
                     for Research, Development and Marketing

New Haven, CT, month day, 2002 - Genaissance Pharmaceuticals, Inc. (Nasdaq:
GNSC) today announced that it has entered into an agreement with Biogen, Inc. (Nasdaq: BGEN) in which the companies will apply Genaissance HAP(TM) Technology to drugs currently in development and to drug targets under investigation at Biogen, one of the world's premier biopharmaceutical companies. The goal of the collaboration is to utilize pharmacogenomics for research applications as well as to create prognostic tests for use in drug marketing. The pairing of a pharmacogenomics test and a drug represents a new marketing paradigm that uses gene variation information to help ensure successful treatment, and increase physician and patient satisfaction.

Under the terms of the agreement, Genaissance will receive an upfront cash payment, research funding and milestone payments based upon predetermined goals. Genaissance will also reserve capacity in its HAP(TM) Typing facility to process Biogen's clinical trial samples. In addition, Genaissance will be eligible to receive downstream success-based payments.

"Biogen is very pleased to be working with Genaissance, a company at the forefront of applying gene variation information to drug development," said Michael Gilman, Ph.D., Senior Vice President, Research at Biogen. "We view the collaboration as an opportunity to build on our leadership in using new technologies to understand the heterogeneity of human disease and ensure that our drugs deliver maximum benefit to patients."

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                                  CONFIDENTIAL

Genaissance discovers HAP(TM) Markers - akin to genomic bar codes that represent the pattern and organization of DNA variability that each individual inherits - to enable the development of safer and more effective medicines by identifying associations between a patient's genetic make up and a drug response. The Company is also developing its own internal drug pipeline that will complement existing business strategies focused on establishing technology and drug-specific partnerships with pharmaceutical and biotechnology companies.

"We are pleased to enter into an agreement with Biogen that spans research, development and marketing applications," said Gualberto Ruano, M.D., Ph.D., CEO of Genaissance. "We are proud to be associated with Biogen as they have always been at the forefront of using new technologies such as genetic engineering and, now, pharmacogenomics. We look forward to working together and setting the stage for the introduction of personalized medicines."

Genaissance Pharmaceuticals, Inc. is the world leader in the discovery and use of human gene variation for the development of personalized medicines. The Company has identified candidates for development in its own pipeline of products - HAP(TM)-Clozapine and HAP(TM)-Statin - utilizing its proprietary genetic markers. The Company also markets its technology and clinical development skills to the pharmaceutical industry as a complete solution for improving the development, marketing and prescribing of drugs. Genaissance has agreements with three of the top five pharmaceutical companies as well as one of the premier biopharmaceutical companies: AstraZeneca, Biogen, Johnson & Johnson and Pfizer. Genaissance is located in Science Park in New Haven, Connecticut.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS ABOUT THE ABILITY OF GENAISSANCE TO APPLY ITS TECHNOLOGIES TO THE DEVELOPMENT, MARKETING AND PRESCRIBING OF DRUGS, AND THE EXPECTED RELEASE OF CLINICAL TRIALS DATA. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS, RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS AND PERFORMANCE TO DIFFER MATERIALLY FROM THOSE REFERRED TO IN SUCH STATEMENTS, INCLUDING, BUT NOT LIMITED TO, THE DEVELOPMENT OF NEW PRODUCTS, THE EXTENT TO WHICH GENETIC MARKERS (HAPLOTYPES) ARE PREDICTIVE OF DRUG EFFICACY AND SAFETY, THE ADOPTION OF OUR TECHNOLOGIES BY THE PHARMACEUTICAL INDUSTRY, THE TIMING AND SUCCESS OF CLINICAL TRIALS, COMPETITION FROM PHARMACEUTICAL, BIOTECHNOLOGY AND DIAGNOSTICS COMPANIES, THE STRENGTH OF OUR INTELLECTUAL PROPERTY RIGHTS AND THOSE RISKS IDENTIFIED IN OUR REGISTRATION STATEMENT ON FORM S-3 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 2001 AND OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 2001. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN REPRESENT THE JUDGMENT OF GENAISSANCE AS OF THE DATE OF THIS RELEASE. GENAISSANCE DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT.